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                                                                     EXHIBIT 11

                           BTG, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         FISCAL YEARS ENDED
                                                                             MARCH 31,
                                                            --------------------------------------------
                                                               2000               1999            1998
                                                            ---------           --------        --------
Income (loss) from continuing operations                    $   4,555           $  2,761        $ (29,081)
                                                            =========           ========        ==========
Weighted average common stock shares
     outstanding during the period (used in the
     calculation of basic per share results)                    8,853              8,774             8,540

Dilutive effect of common stock options and
     common stock purchase warrants                               182                 53              --
                                                            ---------           --------        ----------
Weighted average common stock and potentially
     dilutive securities outstanding during the period
     (used in the calculation of diluted per share
     results)                                                   9,035              8,827             8,540
                                                            =========           ========        ==========

Basic earnings (loss) per share
     from continuing operations                             $    0.51           $   0.32        $   (3.40)
                                                            =========           ========        ==========
Diluted earnings (loss) per share
     from continuing operations                             $    0.50           $   0.32        $   (3.40)
                                                            =========           ========        ==========